EXHIBIT 23.2

CONSENT OF MARCUM LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Datawatch Corporation on Forms S-3 (No. 333-191425 and 333-193909) and S-8 (Nos. 333-180934, 333-134291, 333-134015, 333-104011, 333-84312, 333-57244, 333-34312, 333-39627 and 333-195839) of our report dated December 17, 2013, with respect to our audit of the consolidated statements of operations, comprehensive loss, shareholders’ equity and cash flows of Datawatch Corporation and subsidiaries for the year ended September 30, 2013, which report is included in this Annual Report on Form 10-K of Datawatch Corporation for the year ended September 30, 2015.

Our report on the consolidated financial statements refers to a change in the method of accounting related to adoption of Financial Standards Board issued ASU No. 2011-05 Comprehensive Income (Topic 220), effective October 1, 2012.

/s/ Marcum llp

Marcum llp

Boston, Massachusetts

November 13, 2015